SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               EXHIBITS FILED WITH

                       POST-EFFECTIVE AMENDMENT NO. 27 TO
                            REGISTRATION STATEMENT ON

                                    FORM N-1A
                  TEMPLETON GLOBAL SMALLER COMPANIES FUND, INC.






PAGE




                                  EXHIBIT LIST

          EXHIBIT NUMBER                 NAME OF EXHIBIT

                  1 (B)            Articles of Amendment dated April 16, 1996

                  2                 By-Laws
                                    (Amended and restated October 19, 1996)

                  9(A)              Fund Administration Agreement

                 11                 Consent of Independent Public Accountants

                 27                 Financial Data Schedule




PAGE




                  TEMPLETON SMALLER COMPANIES GROWTH FUND, INC.

                              ARTICLES OF AMENDMENT


                  Templeton Smaller Companies Growth Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Articles of Incorporation of the Corporation are hereby amended:

                  By  amending   Article  SECOND  to  change  the  name  of  the
Corporation to Templeton Global Smaller Companies Fund, Inc.

                  SECOND: The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth shall be effective as of the 15th day of May, 1996.

                  THIRD:   The  foregoing  amendment  to  the  Articles  of
Incorporation of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the amendment is limited to changes expressly permitted by Section 2-605 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders, and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

                  IN WITNESS WHEREOF, Templeton Smaller Companies Growth Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, the maters and facts set forth herein as to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

Dated: April 16, 1996


[CORPORATE SEAL]


ATTEST:                                     TEMPLETON SMALLER COMPANIES
                                                     GROWTH FUND, INC.




/s/JEFFREY L. STEELE                         By: /s/MARTIN L. FLANAGAN
   Jeffrey L. Steele                                Martin L. Flanagan
   Assistant Secretary                              Vice President